EXHIBIT 3.2



                       Amended By-Laws of Cullen/Frost Bankers, Inc.

                                     BYLAWS

                                       OF

                            CULLEN/FROST BANKERS, INC.

                               ARTICLE I - OFFICES
                               -------------------



SECTION 1.1 - REGISTERED OFFICE: The registered office of the corporation shall be at 100 W. Houston Street, San Antonio, Texas.

SECTION 1.2 - EXECUTIVE OFFICES: The executive offices of the corporation shall be at 100 W. Houston Street, San Antonio, Texas.

SECTION 1.3 - OTHER OFFICES: The corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the corporation may require.

                             ARTICLE II - SHAREHOLDERS
                             -------------------------

SECTION 2.1 - ANNUAL MEETING: The annual meeting of the shareholders for the purpose of electing Directors shall be on such date as shall be fixed by the Board of Directors. Any business may be transacted at an annual meeting to the extent permitted by law and these bylaws.

SECTION 2.2 - SPECIAL MEETING: A special meeting of the shareholders may be called at any time by the holders of at least ten percent (10%) of the outstanding stock entitled to be voted at such meeting, by the Board of Directors, by the Senior Chairman of the Board, by the Chairman of the Board or by the President. Upon receipt at the corporation's executive offices of a request to call a special meeting (and a notice calling a meeting shall be deemed to constitute a request), the Board of Directors shall, within fifteen
(15) days, set a record date, not later than ten (10) days from the date of such board action, to determine shareholders entitled to call a special meeting. If the board fails to set such record date, the record date shall be the date the first shareholder signs the notice of such meeting. Only such business shall be transacted at a special meeting as may be stated in the notice of such meeting.

SECTION 2.3 - PLACE: The annual meeting and any special meeting of the shareholders shall be held at such place as is designated by the Board of Directors.

SECTION 2.4 - NOTICE: Written or printed notice stating the place, day and hour of each meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered, in the case of an annual meeting or a special meeting not called by shareholders, not less than ten (10) nor more than sixty (60) days before the date of the meeting, and, in the case of a special meeting called by shareholders, not less than fifty (50) nor more than sixty (60) days before the date of the meeting, in each case either personally or by mail, to each shareholder of record entitled to vote at such meeting.

SECTION 2.5 - QUORUM: The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute, by the articles of incorporation or by these bylaws. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes, of any stock exchange or the National Association of Securities Dealers, Inc. or of the articles of incorporation or of these bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question. The shareholders present at a duly organized meeting may not continue to transact business following the withdrawal of enough shareholders to leave less than a quorum.

SECTION 2.6 - PROXIES: At all meetings of shareholders, a shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxies shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and unless otherwise made irrevocable by law.

SECTION 2.7 - VOTES PER SHARES AND CUMULATIVE VOTING: Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the articles of incorporation, or as otherwise provided by the Texas Business Corporation Act. At each election of Directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote. Directors shall be elected by a plurality of the votes cast. It is expressly prohibited for any shareholder to cumulate his votes in any election of Directors for any other purpose.

SECTION 2.8 - PRESIDING OFFICERS: The Senior Chairman of the Board shall preside at and the Secretary shall keep the records of each meeting of shareholders, and in the absence of the Senior Chairman, his duties shall be performed by the Chairman of the Board and in his absence, the President. In the absence of the Secretary, his duties shall be performed by the Assistant Secretary. The order of business at each such meeting shall be as determined by the presiding officer of the meeting. The presiding officer of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

SECTION 2.9 - LIST OF SHAREHOLDERS: A complete list of shareholders entitled to vote at each shareholders' meeting, arranged in alphabetical order, with the address of and number of shares held by each, shall be prepared by the Secretary and filed at the registered office and the executive offices of the corporation and subject to inspection by any shareholder during usual business hours for a period of ten (10) days prior to such meeting. Such list shall be produced and subject to inspection by any shareholder during such meeting.

SECTION 2.10 - ADVANCE NOTICE OF SHAREHOLDER PROPOSALS: Following the 1996 Annual Meeting, at any annual or special meeting of shareholders, proposals by shareholders and nominations for directors made by shareholders shall be considered only if advance notice thereof has been timely given as provided herein and such proposals or nominations are otherwise proper for consideration under applicable law and the articles of incorporation and the bylaws. Notice of any proposal to be presented by any shareholder or of the name of any person to be nominated by any shareholder for election as a director of the corporation at any meeting of shareholders shall be delivered to the Secretary of the corporation at its executive offices not less than sixty (60) nor more than ninety (90) days prior to the date of the meeting; provided, however, that if the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than seventy (70) days prior to the date of the meeting, such advance notice shall be given not more than ten (10) days after such date is first so announced or disclosed. Public notice shall be deemed to have been given seventy (70) days or more in advance of the annual meeting if the corporation shall have previously disclosed, in these bylaws or otherwise, that the annual meeting in each year is to be held on a determinable date, unless and until the Board determines to hold the meeting on a different date. Any shareholder who gives notice of any such proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why such shareholder favors the proposal and setting forth such shareholder's name and address, the number and class of all shares of each class of stock of the corporation beneficially owned by such shareholder and any material interest of such shareholder in the proposal (other than as a shareholder). Any shareholder desiring to nominate any person for election as a director of the corporation shall deliver with such notice a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the corporation beneficially owned by such person, the information regarding such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the corporation), such person's signed consent to serve as a director of the corporation if elected, such shareholder's name and address and the number and class of all shares of each class of stock of the corporation beneficially owned by such shareholder. As used herein, shares "beneficially owned" shall mean all shares as to which such person, together with such person's affiliates and associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934), may be deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as well as all shares as to which such person, together with such person's affiliates and associates, has the right to become the beneficial owner pursuant to any agreement or understanding, or upon the exercise of warrants, options or rights to convert or exchange (whether such rights are exercisable immediately or only after the passage of time or the occurrence of conditions). The person presiding at the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether such notice has been duly given and shall direct that proposals and nominees not be considered if such notice has not been given.

                        ARTICLE III - BOARD OF DIRECTORS
                        --------------------------------

SECTION 3.1 - POWERS: The business and property of the corporation shall be managed by the Board of Directors, and subject to the restrictions imposed by law, by the articles of incorporation, or by these bylaws, they may exercise all the powers of the corporation.

SECTION 3.2 - NUMBER: The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by the Board.

SECTION 3.3 - ELECTION; TERM; RESIGNATION; REMOVAL; VACANCIES: Commencing with the 1996 Annual Meeting, the Directors shall be divided into three classes, designated Class I, Class II and Class III, with the term of Class I initially expiring in 1997, the term of Class II initially expiring in 1998 and the term of Class III initially expiring in 1999. After such initial expiration dates, each class shall be elected for a three-year term. Each class shall be as nearly equal in number as possible. Each Director shall hold office until the next election of the class for which such Director shall have been chosen, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any Director may resign at any time upon written notice to the Board of Directors or to the Senior Chairman, Chairman, President or Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Any Director or, subject to the following sentence, the entire Board of Directors may be removed, only for cause, by the holders of two-thirds of the shares then entitled to vote for the election of such Directors. Whenever the holders of any class or series of stock are entitled to elect one or more Directors by the articles of incorporation, the provisions of the preceding sentence shall apply, in respect to the removal of a Director or Directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote or from any other cause may be filled by a majority of the directors then in office, although less than a quorum or by election at an annual or special meeting of shareholders called for such purpose. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more Directors by the articles of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by the sole remaining director so elected or by the vote of the holders of such class or classes or series of stock. Any Director elected or appointed to fill a vacancy by reason of an increase in the number of Directors shall hold office until the next election of Directors by the shareholders, provided that the Board of Directors may not fill more than two such directorships during the period between two successive annual meetings of shareholders. Any other Directors elected to fill vacancies shall hold office until the next election of the class of Directors of the Director which such Director replaced, and until and his or her successor is elected and qualified or until his or her earlier resignation or removal.

SECTION 3.4 - MEETING OF DIRECTORS: The Directors may hold their meetings and may have an office and keep the books of the corporation, except as otherwise provided by statute, in such place or places, as the Board of Directors may from time to time determine.

SECTION 3.5 - ORGANIZATIONAL MEETING: Other than the first meeting of the initial Board of Directors, each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the shareholders, and no notice of such meeting shall be necessary.

SECTION 3.6 - ELECTION OF OFFICERS: At the first meeting of the Board of Directors in each year at which a quorum shall be present, held next after the annual meeting of shareholders, the Board of Directors shall proceed to the election of the officers of the corporation.

SECTION 3.7 - REGULAR MEETINGS: Regular meetings of the Board of Directors shall be held at such times and places as shall be designated, from time to time by resolution of the Board of Directors.

SECTION 3.8 - SPECIAL MEETINGS: Special meetings of the Board of Directors may be called by the Senior Chairman, the Chairman or the President or on the written request of a majority of the Directors.

SECTION 3.9 - NOTICE: Notice of such regular meetings shall not be required. The Secretary shall give notice of each special meeting in person, or by telephone, mail, telegraph, or facsimile at least one (1) day before the meeting to each Director. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 3.10 - QUORUM: A majority of the Directors fixed in the manner provided in these bylaws shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there be less than a quorum present, a majority of those present or any Director solely present may adjourn the meeting from time to time without further notice. The act of a majority of the Directors present at a meeting at which a quorum is in attendance shall be the act of the Board of Directors, unless the act of a greater number is required by the articles of incorporation or by these bylaws.

SECTION 3.11 - ORDER OF BUSINESS: At meetings of the Board of Directors, business shall be transacted in such order as from time to time the Senior Chairman may determine.

SECTION 3.12 - COMPENSATION: Directors as such shall not receive any stated salary for their service, but by resolution of the Board a fixed sum and expense of attendance, if any, may be allowed for attendance at such regular or special meetings of the Board; provided that nothing contained herein shall be construed to preclude any Director from serving the corporation in any other capacity or receiving compensation therefor.

SECTION 3.13 - PRESUMPTION OF ASSENT: A Director of the corporation who is present at a meeting of the Board of Directors at which action on any corporation matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

SECTION 3.14 - EXECUTIVE COMMITTEE AND OTHER COMMITTEES: The Board of Directors by resolution adopted by a majority of the full Board of Directors, may designate from among its members an Executive Committee and one or more committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors except that no committee shall have the authority of the Board of Directors in those matters specifically prohibited by Art. 2.36 of the Texas Business Corporation Act. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors at the Board's next meeting.

                              ARTICLE IV - OFFICERS
                              ---------------------

SECTION 4.1 - OFFICERS; ELECTION: As soon as practicable after the annual meeting of shareholders in each year, the Board of Directors shall elect a President and a Secretary, and it may, if it so determines, elect from among its members a Senior Chairman of the Board, a Chairman of the Board and one or more Vice Chairmen of the Board. The Board may also elect one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers as the Board may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person unless the articles of incorporation or these bylaws otherwise provide.

SECTION 4.2 - TERM OF OFFICE; RESIGNATION; REMOVAL; VACANCIES: Unless otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Board or to the Senior Chairman, Chairman, President or Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled by the Board at any regular or special meeting.

SECTION 4.3 - POWERS AND DUTIES: The officers of the corporation shall have such powers and duties in the management of the corporation as shall be stated in these bylaws or in a resolution of the Board of Directors which is not inconsistent with these bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board. The

Secretary shall have the duty to record the proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book to be kept for that purpose. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.

            ARTICLE V - INDEMNIFICATION OF DIRECTORS AND OFFICERS
           ------------------------------------------------------

SECTION 5.1 - IN GENERAL: The corporation shall, to the fullest extent to which it is empowered to do so by the Texas Business Corporation Act and any other applicable laws as may from time to time be in effect, indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietary, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. The corporation's obligations under this section include, but are not limited to, the convening of any meeting, and the consideration of any matter thereby, required by statute in order to determine the eligibility of an officer or director for indemnification. Reasonable expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of (i) a written affirmation by the director, officer, employee or agent who may be entitled to such indemnification of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under the applicable statute, and (ii) a written undertaking by or behalf of the director, officer, employee or agent who may be entitled to such indemnification, to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The corporation's obligation to indemnify and to prepay expenses under this Section 5.1 shall arise, and all rights granted to directors, officers, employees or agents hereunder shall vest, at the time of the occurrence of the transaction or event to which such action, suit or proceeding relates, or at the time that the action or conduct to which such action, suit or proceeding relates was first taken or engaged (or omitted to be taken or engaged in), regardless of when such action, suit or proceeding is first threatened, commenced or completed. Notwithstanding any other provision of these bylaws or the Articles of Incorporation of the corporation, no action taken by the corporation, either by amendment of the bylaws or the Articles of Incorporation of the corporation or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under this Section 5.1 which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is taken. Further, if any provision of this Section 5.1 shall be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired.

                           ARTICLE VI - CAPITAL STOCK
                           --------------------------

SECTION 6.1 - CERTIFICATES OF SHARES: The certificates for shares of the capital stock of the corporation shall be in such form as shall be approved by the Board of Directors. The certificates shall be signed by the Senior Chairman or Chairman of the Board or the President or a Vice-President, and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer and may be sealed with the seal of this corporation or a facsimile thereof. They shall be consecutively numbered and shall be entered in the books of the corporation as they are issued and shall exhibit the holder's name and the number of shares.

SECTION 6.2 - TRANSFER OF SHARES: The shares of stock of the corporation shall be transferable only on the books of the corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives, upon surrender and cancellation of certificates for a like number of shares.

SECTION 6.3 - REGULATIONS: The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of the capital stock of the corporation.

                     ARTICLE VII - MISCELLANEOUS PROVISIONS
                     --------------------------------------

SECTION 7.1 - FISCAL YEAR: The fiscal year of the corporation shall be such as the Board of Directors shall by resolution, establish.

SECTION 7.2 - SEAL: The seal of the corporation shall be such as from time to time may be approved by the Board of Directors.

SECTION 7.3 - NOTICE AND WAIVER OF NOTICE: Whenever any notice whatsoever is required to be given to shareholders under the provisions of these bylaws, said notice shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed postpaid wrapper addressed to the person entitled thereto at his post office address, as it appears on the books of the corporation, and such notice shall be deemed to have been given on the day of such mailing. A waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

SECTION 7.4 - SECURITIES OF OTHER CORPORATIONS: The President (or any Vice-President) of the corporation shall have power and authority to transfer, endorse for transfer, vote, consent and take any other action with respect to any securities of another issuer which may be held or owned by the corporation and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.

SECTION 7.5 - DIVIDENDS: Dividends upon the outstanding shares of the corporation, subject to the provision of the articles of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, property, or in shares of the corporation, subject to the provisions of the Texas Business Corporation Act, and the articles of incorporation.

SECTION 7.6 - CONTRACTS: The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION 7.7 - BYLAWS: These bylaws may be altered, amended, or repealed and new bylaws may be adopted by a vote of a majority of the number of Directors as fixed in accordance with these bylaws or by a vote of the holders of three-quarters of the outstanding shares entitled to vote thereon.


                                        _______________________________________